Exhibit 24

KEYCORP

POWER OF ATTORNEY

     The undersigned, an officer or director, or both an officer and director of KeyCorp, an Ohio corporation, which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the “Registration Statement”) and such other documents as may be applicable to effect the registration of KeyCorp Common Shares which may be issued and sold under the KeyCorp 2004 Equity Compensation Plan, hereby constitutes and appoints Steven N. Bulloch, Paul N. Harris, and Thomas C. Stevens, and each of them, as attorney for the undersigned, with full power of substitution and resubstitution for and in the name and stead of the undersigned, to sign and file the proposed Registration Statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission, pertaining to the Registration Statement and to the securities to be registered thereunder, with full power and authority to do and perform any and all acts and things requisite and necessary to be done, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

     IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of May 13, 2004.

/s/ Henry L. Meyer III	/s/ Jeffrey B. Weeden

Henry L. Meyer III Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	Jeffrey B. Weeden Senior Executive Vice President and Chief Financial Officer

/s/ Lee G. Irving	/s/ Edward P. Campbell

Lee G. Irving Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	Edward P. Campbell, Director

/s/ William G. Bares	/s/ Alexander M. Cutler

William G. Bares, Director	Alexander M. Cutler, Director

/s/ Carol A. Cartwright	/s/ Charles R. Hogan

Carol A. Cartwright, Director	Charles R. Hogan, Director

/s/ Henry S. Hemingway	/s/ Douglas J. McGregor

Henry S. Hemingway, Director	Douglas J. McGregor, Director

/s/ Lauralee E. Martin	/s/ Steven A. Minter

Lauralee E. Martin, Director	Steven A. Minter, Director

/s/ Eduardo R. Menascé	/s/ Thomas C. Stevens

Eduardo R. Menascé, Director	Thomas C. Stevens, Director

/s/ Bill R. Sanford	/s/ Peter G. Ten Eyck, II

Bill R. Sanford, Director	Peter G. Ten Eyck, II, Director

/s/ Dennis W. Sullivan
Dennis W. Sullivan, Director